Registration No. 333-86697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

 Post-Effective Amendment No. 1

to

Form S-8

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as Specified in its Charter)

Oregon	93-0995165
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11200 Murray Scholls Place

Beaverton, Oregon  97007

(503) 643-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

METRO ONE TELECOMMUNICATIONS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

____________

JAMES F. HENSEL

President and Chief Executive Officer

Metro One Telecommunications, Inc.

11200 Murray Scholls Place

Beaverton, Oregon  97007

(503) 643-9500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

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DEREGISTRATION

DEREGISTRATION

The total number of shares of common stock, no par value per share, of Metro One Telecommunications, Inc. registered pursuant hereto for issuance under the Metro One Telecommunications, Inc. 1999 Employee Stock Purchase Plan is 56,250 shares (following adjustment for a 3-for-2 stock split in 2001, and a reverse 1-for-4 stock split in 2006), all of which have been sold under the plan and issued to employees. The Registration Statement is hereby terminated.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See "Exhibit Index" immediately following the signature page below.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beaverton, state of Oregon, on the 28th day of January, 2009.

METRO ONE TELECOMMUNICATIONS, INC. (Registrant)
By:	/s/ James F. Hensel
James F. Hensel President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 28th day of January, 2009.

	Signature	Title

	James F. Hensel*	President, Chief Executive Officer, and Director (Principal Executive, Financial, and Accounting Officer)

	Kenneth D. Peterson, Jr.*	Chairman of the Board of Directors

	Jonathan A. Ater*	Director

	Elchanan Maoz*	Director

	Mary Oldshue*	Director

	Richard B. Keller II*	Director

*By	/s/ James F. Hensel
James F. Hensel Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-144400) filed January 29, 2009)